IXIS FINANCIAL PRODUCTS INC.
9 West 57th Street, 36th Floor
New York, New York 10019
Fax: (212) 891-0660 / Phone: (212) 891-6298 / 6194

DATE:	March 31, 2006

TO:	Supplemental Interest Trust,
Lehman XS Trust
Mortgage Pass-Through Certificates, Series 2006-4N
c/o U.S. Bank National Association
1 Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Structured Finance - LXS 2006-4N
("Party B")

FROM:	IXIS Financial Products Inc. 9 West 57th Street, 36th Floor New York, New York 10019 Fax: (212) 891-0660 / Phone: (212) 891-6298 / 6194 ("Party A")

RE:	Interest Rate Swap Transaction

Dear Sir or Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of March 31, 2006, as amended and supplemented from time to time (the “Agreement”) between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1.	The Swap Transaction to which this Confirmation relates is a Rate Swap Transaction, the terms of which are as follow:

General Terms

Trade Date:	23 March, 2006
Effective Date:	25 April, 2006
Termination Date:	25 March, 2009, subject to adjustment in accordance with the Following Business Day Convention.
Notional Amount:	See Schedule A attached hereto.
Floating Amounts I:
Floating Rate Payer I:	Party B
Floating Rate Payer I Period End Dates:	The 25th day of each month of each year, commencing on May 25, 2006 to and including the Termination Date, with no adjustment to Period End Dates.
Floating Rate Payer I |Payment Dates:	Early Payment, one (1) Business Day immediately preceding each Floating Rate Payer I Period End Date, commencing on May 24, 2006.
Floating Rate Option:
The Repricing Index, which shall be defined as the 12-MTA Index as published by Bloomberg Financial Services Inc. (“Bloomberg”). (The relevant Repricing Index can be found by typing “12MTA”, <Index>, <GO>). The Repricing Index applicable to a Reset Date shall be the rate Bloomberg publishes for the 12-MTA as of the calendar month immediately preceding that Reset Date, or, if the rate for the 12-MTA is not published within 5 Business Days after the Reset Date, then the Calculation Agent shall determine the 12-MTA rate in accordance with the following fallback provisions:

A.  General Procedure:

If on any Reset Date the rate for the Repricing Index applicable to that Reset Date as specified in this Confirmation has not been posted by Bloomberg, then the Calculation Agent may calculate an alternate index for the Repricing Index based on the 12 Month Treasury Average (“12-MTA”) as set forth in this section. The 12-MTA is the 12 month average of the monthly average yields of U.S. Treasury securities adjusted to a constant maturity of one year (“1-Year CMT”). The 12-MTA will be calculated as the alternate for the Repricing Index applicable to a Reset Date by summing the monthly average rates for 1-Year CMT observations for the appropriate 12 calendar months, dividing by 12, and rounding the resulting numbers to the 3rd decimal place.

For any designated Reset Date, the appropriate 12 months for the calculation specified in this subsection shall be the 12 preceding consecutive months ending on, and including, the calendar month that is immediately preceding that Reset Date.

For the purposes of the calculation specified in this subsection, the monthly average 1-Year CMT rate for each of the 12 consecutive calendar months will be obtained from the H.15 Federal Reserve Statistical Release data (or any successor thereto).

B.  Absence of a Monthly Rate:

If on any Reset Date, the conditions specified in subsection A exist, and the monthly average 1-Year CMT rate for any month in the applicable 12 calendar month period necessary to make the calculation specified in subsection A is no longer available from the H.15 Federal Reserve Statistical Release data (or any successor thereto), the Calculation Agent will calculate the monthly average 1-Year CMT rate for any such missing month(s) from the daily rate of the 1-Year CMT obtained from the H.15 Federal Reserve Statistical Release data (or any successor thereto) as follows:

1.         adding together the daily 1-year CMT rates (one for each New York Fed Business Day) for that calendar month posted under each New York Fed Business Day heading for the following row “Treasury Constant Maturities,” Nominal 10”, “1-year”, or any successor designation, row or source;

2.        dividing the resulting sum by the total number of daily 1-Year CMT rates published for that calendar month; and

3.        rounding the resulting number to the 2nd decimal place.

C.  Absence of a Daily Rate:

If on any Reset Date, the conditions specified in subsection B exist, and the 1-Year CMT daily rate necessary to make the calculation specified in subsection B for the missing rate(s) for such months(s) is not available from the H.15 Federal Reserve Statistical Release data (or any successor thereto) for any one or more New York Fed Business Days in such month(s) (“Unposted Day(s)”) for any reason, then the Calculation Agent may within its sole discretion elect to either (i) wait for the Board of Governors of the Federal Reserve System, or the United States Department of Treasury, to publish a daily 1-Year CMT rate for the Unposted Day(s), or (ii) determine a substitute 1-Year CMT daily rate for the Unposted Day(s), using the mechanism described in the definition of “USD-CMT-T7051” contained in the Definitions, provided however, that all references to “Designated Maturity” shall be deemed references to 1-Year CMT; “Representative Amount” shall mean the Notional Amount, and in the event United States government securities dealers in New York City are not available, the Calculation Agent may select other United States government securities dealers. If the Calculation Agent elects to wait for the Board of Governors of the Federal Reserve System, or the United States Department of Treasury, to post a 1-Year CMT daily rate for the Unposted Day(s) and neither has done so by the day that is five Business Days preceding the Payment Date, then the Calculation Agent shall determine a substitute 1-Year CMT daily rate for the Unposted Day(s). The Calculation Agent shall then calculate the monthly 1-Year CMT rate as described in subsection B, using either the 1-Year CMT daily rate(s) that Board of Governors of the Federal Reserve System, or the United States Department of Treasury, posts late or such substitute 1-Year CMT daily rate(s), as applicable, for the Unposted Day(s).

D.  Changes to the 12-MTA Index:

If on or prior to any Reset Date, either the Calculation Agent or Party B determines in good faith that a material change in the formula for or the method of calculating the Repricing Index has occurred (so that such index no longer fairly represents the value of the Repricing Index as contemplated by the parties hereto), such party shall give written notice thereof to the other party no later than two (2) Business Days prior to the Floating Rate Payer I Payment Date. If the other party agrees, then the Repricing Index applicable to the Reset Date shall be recalculated by the Calculation Agent pursuant to the procedures set forth in this Confirmation for the calculation of an alternate index to the Repricing Index. If the parties cannot come to an agreement with respect to the appropriate index value within one (1) Business Day, then the index value will be determined based on quotations obtained from five leading Reference Banks pursuant to the procedures set forth under “Calculation Agent” below.

Spread:	60.1 basis points
Floating Rate Day Count Fraction:	30/360
Reset Date:	In respect of each Floating Rate Payer I Payment Date, the first calendar day of the calendar month of such Floating Rate Payer I Payment Date, commencing with May 01, 2006.

Floating Amounts II:
	Floating Rate Payer II:	Party A
	Floating Rate Payer II Period End Dates:	The 25th day of each month of each year, commencing on May 25, 2006 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
	Floating Rate Payer II Payment Dates:	Same as Floating Rate Payer I Payment Dates.
	Floating Rate Option:	USD-LIBOR-BBA
	Designated Maturity:	One (1) month
	Spread:	Inapplicable
	Floating Rate Day Count Fraction:	Actual/360
	Reset Date:	The first day of each Calculation Period
	Compounding:	Inapplicable
	Business Day:	Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the States of New York, Massachusetts, Minnesota or Colorado are closed.

2.	Procedural Terms:
Calculation Agent:
Party A

If Party B objects to any calculation by the Calculation Agent hereunder, Party B shall inform the Calculation Agent of its objection within two (2) Business Days, provided, however such objection may be raised no later than three (3) Business Days prior to the relevant Payment Date, following delivery of notice (“payment notice”) from the Calculation Agent specifying the amounts of payments then due. The Calculation Agent shall use its best efforts to deliver the payment notice by no later than five (5) Business Days prior to the relevant Payment Date or as soon as reasonably practicable thereafter. Upon the receipt of such notice of objection by the Calculation Agent, the Parties shall confer in good faith to resolve the dispute. If the Parties cannot come to an agreement with respect to the disputed calculation within one (1) Business Day, any disputed interest rates, index values or dollar amounts (each, “Disputed Amount”), as the case may be, shall be determined by the Calculation Agent by obtaining quotations for such Disputed Amounts from five leading Reference Banks using “mid” as the relevant quotations, discarding the highest and lowest quotations and taking the average of the three remaining quotations if five quotations are provided. If at least three, but fewer than five quotations are provided for a Disputed Amount, such amount shall be the arithmetic mean of the quotations. If fewer than three quotations are provided, the Disputed Amount shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

Offices:	The Office of Party A for the Swap Transaction is New York
Account Details:
Payments to Party A:	CITIBANK N.A. ABA# 021-000-089 Account No.: 36216161 A/C IXISFP
Payments to Party B:	U.S. Bank Corporate Trust Services ABA# 091-000-022 DDA# 173-103-321-118 Ref: LXS 06-4N/Supp Int Attn: J. Byrnes

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing this Confirmation and returning it to us by facsimile to:

IXIS Financial Products Inc.
(212) 891-0660 (fax)
Attn: Swap Operations

IXIS Financial Products Inc.

By:
Authorized Signatory

By:

Authorized Signatory

Accepted and confirmed as of the Trade Date written above:

SUPPLEMENTAL INTEREST TRUST,
LEHMAN XS TRUST
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4N
By: U.S. Bank National Association, not in its individual capacity, but solely as Trustee

By:
Title: Name:

SCHEDULE A to the Confirmation dated as of March 31, 2006, Amortization Schedule:

Calculation Period from and including*	Calculation Period up to but excluding*	Notional Amount (USD)
25-Apr-06	25-May-06	$ 1,338,545,862.27
25-May-06	25-Jun-06	$ 1,322,020,438.57
25-Jun-06	25-Jul-06	$ 1,304,330,718.09
25-Jul-06	25-Aug-06	$ 1,285,331,411.12
25-Aug-06	25-Sep-06	$ 1,264,642,436.26
25-Sep-06	25-Oct-06	$ 1,243,172,917.93
25-Oct-06	25-Nov-06	$ 1,221,891,945.36
25-Nov-06	25-Dec-06	$ 1,200,936,262.48
25-Dec-06	25-Jan-07	$ 1,180,203,554.94
25-Jan-07	25-Feb-07	$ 1,159,232,170.74
25-Feb-07	25-Mar-07	$ 1,136,778,284.03
25-Mar-07	25-Apr-07	$ 1,106,885,476.97
25-Apr-07	25-May-07	$ 1,075,114,859.98
25-May-07	25-Jun-07	$ 1,042,989,717.82
25-Jun-07	25-Jul-07	$ 1,010,543,533.20
25-Jul-07	25-Aug-07	$ 977,815,922.48
25-Aug-07	25-Sep-07	$ 944,849,862.46
25-Sep-07	25-Oct-07	$ 911,696,612.72
25-Oct-07	25-Nov-07	$ 878,411,936.20
25-Nov-07	25-Dec-07	$ 845,057,125.16
25-Dec-07	25-Jan-08	$ 811,702,030.45
25-Jan-08	25-Feb-08	$ 778,495,019.82
25-Feb-08	25-Mar-08	$ 745,758,033.04
25-Mar-08	25-Apr-08	$ 714,140,681.90
25-Apr-08	25-May-08	$ 683,780,815.73
25-May-08	25-Jun-08	$ 654,293,693.82
25-Jun-08	25-Jul-08	$ 624,845,258.93
25-Jul-08	25-Aug-08	$ 596,449,993.30
25-Aug-08	25-Sep-08	$ 569,329,467.19
25-Sep-08	25-Oct-08	$ 543,429,971.17
25-Oct-08	25-Nov-08	$ 518,700,181.10
25-Nov-08	25-Dec-08	$ 495,084,308.43
25-Dec-08	25-Jan-09	$ 472,521,974.93
25-Jan-09	25-Feb-09	$ 450,885,946.09
25-Feb-09	25-Mar-09	$ 429,896,780.12
*subject to adjustment in accordance with the Following Business Day Convention, with respect to Floating Amounts II only.